                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                             [Amendment No. ____]

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                           VIISAGE TECHNOLOGY, INC.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                           Viisage Technology, Inc.
-------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee Computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
         ----------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:
         ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         ----------------------------------------------------------------------

     4)  Total fee paid:
         ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:_______________________________________________
     2)  Form Schedule or Registration Statement No.:__________________________
     3)  Filing Party:_________________________________________________________
     4)  Date  Filed __________________________________________________________

                                                      [Viisage Technology Logo]

April 28, 1997

Dear Shareholder:

  You are cordially invited to attend the 1997 Annual Meeting (the "Meeting") of the Shareholders of Viisage Technology, Inc. ("Viisage"). Your Board of Directors and management look forward to greeting those of you who are able to attend.

  Our 1996 Annual Report is enclosed. I hope you will read it carefully. I have also enclosed our Notice of the 1997 Annual Meeting of Shareholders, Proxy Statement, and proxy card.

  At the Meeting, your Board of Directors will be asking you to vote for one Class I director, to approve certain amendments to the 1996 Director Stock Option Plan including an increase in the number of shares available for issuance thereunder from 81,650 shares to 156,650 shares, and to ratify the selection of Viisage's independent public accountants. The enclosed Proxy Statement describes these proposals more fully. For the reasons set forth in the Proxy Statement, your Board of Directors recommends votes "FOR" each proposal.

  Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted. Accordingly, please read the enclosed material and mark, date, sign, and return the enclosed proxy card at your earliest convenience. If you attend the Meeting, you may revoke your proxy by requesting the right to vote in person.

                                          Very Truly Yours,

                                          /s/ Denis K. Berube

                                          Denis K. Berube
                                          Chairman of the Board of Directors

                            YOUR VOTE IS IMPORTANT.
             PLEASE MARK, DATE, SIGN, AND RETURN YOUR PROXY CARD.

                           [Viisage Technology Logo]

                                30 PORTER ROAD
                        LITTLETON, MASSACHUSETTS 01460

               NOTICE OF THE 1997 ANNUAL MEETING OF SHAREHOLDERS

  The 1997 Annual Meeting of the Shareholders of Viisage Technology, Inc. ("Viisage") will be held at 1:30 p.m. on Wednesday, May 21, 1997 in the Captain's Room on the 33rd floor of the State Street Bank and Trust Company Building, 225 Franklin Street, Boston, Massachusetts. The Meeting is being held for the following purposes:

  1. To elect one Class I director for a three year term;

  2. To approve amendments to Viisage's 1996 Director Stock Option Plan to increase the number of shares available for issuance thereunder from 81,650 shares to 156,650 shares and to address certain administrative matters relating to the Plan which are described in the Proxy Statement;

  3. To ratify the selection of Arthur Andersen LLP as independent public accountants for Viisage for the year ending December 31, 1997; and

  4. To transact such other business as may properly come before the Meeting.

  Shareholders of record at the close of business on March 24, 1997, the record date for the Meeting, are entitled to receive notice of and to vote at the Meeting.

  The enclosed proxy card, Proxy Statement, and Viisage's 1996 Annual Report are being sent to you along with this Notice.

                                          By Order of the Board of Directors

                                          /s/ Charles J. Johnson

                                          Charles J. Johnson, Secretary

April 28, 1997

                           VIISAGE TECHNOLOGY, INC.
                                PROXY STATEMENT
                                    FOR THE
                      1997 ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON MAY 21, 1997

  This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of Viisage Technology, Inc., a Delaware corporation (the "Company" or "Viisage"), for the 1997 Annual Meeting of Shareholders to be held at 1:30 p.m. on Wednesday, May 21, 1997 in the Captain's Room on the 33rd floor of the State Street Bank and Trust Company Building, 225 Franklin Street, Boston, Massachusetts, and at any adjournment thereof (the "Meeting"). The Company's principal executive offices are located at 30 Porter Road, Littleton, Massachusetts 01460. This Proxy Statement and the accompanying proxy card were first provided to shareholders on or about April 30, 1997.

VOTING PROCEDURES

  Viisage's Board of Directors (the "Board of Directors" or the "Board") is soliciting proxies for the election of one director, comprising the class of directors to be elected for the term expiring in 2000; to approve amendments to Viisage's 1996 Director Stock Option Plan to increase the number of shares available for issuance thereunder from 81,650 shares to 156,650 shares and to address certain administrative matters relating to the Plan which are described below; and the ratification of the selection of the Company's independent public accountants.

  At the close of business on March 24, 1997, the record date for the Meeting, there were outstanding and entitled to vote 8,055,000 shares of the Company's common stock, $0.001 par value per share (the "Common Stock"). Only shareholders of record at the close of business on March 24, 1997 are entitled to vote at the Meeting. Each outstanding share of Common Stock is entitled to one vote.

  The representation, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business at the Meeting. YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. All signed and returned proxies count toward establishing a quorum, regardless of how the shares are voted. An abstention or withholding authority to vote will be counted as present for determining a quorum.

  Shares represented by proxy will be voted in accordance with your instructions. If your proxy card is signed and returned without specifying choices, your shares will be voted for the nominee for director, for the two proposals, and as the individuals named as proxy holders on the proxy card deem advisable on all other matters as may properly come before the Meeting.

  A plurality of the votes cast by shareholders entitled to vote is required to approve the election of the director. For the other proposals, the affirmative vote of a majority of the Common Stock present or represented and voting on the matters is necessary for approval. With respect to the election of the director, abstentions and broker "non-votes" will not have an effect. Regarding the other proposals, abstentions will have the effect of negative votes, but broker non-votes will have no effect. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner.

  A shareholder who returns a proxy card may revoke it at any time before the shareholder's shares are voted at the Meeting by written notice to the Secretary of the Company received prior to the Meeting, by executing and returning a later-dated proxy, or by voting by ballot at the Meeting.

                      PROPOSAL 1 -- ELECTION OF DIRECTOR

  One director, Denis K. Berube, is to be elected at the Meeting for a three year term expiring at the 2000 Annual Meeting of Shareholders and until his successor has been elected and qualified.

  Pursuant to the Company's Restated Certificate of Incorporation, the Board has set the number of directors at five. In addition, the Restated Certificate of Incorporation provides that directors shall be divided into three classes and that each director shall serve for a term of three years and until his or her successor is elected and qualified or until his or her earlier resignation, death, or removal. One class of directors is elected at each annual meeting for a three year term.

  Denis K. Berube is the sole Class I director (whose term expires in 1997); the Class II directors (whose terms expire in 1998) are Charles J. Johnson and Harriet Mouchly-Weiss; and the Class III directors (whose terms expire in 1999) are Peter Nessen and Thomas J. Reilly. There are no family relationships between any of the directors or executive officers of the Company.

NOMINEE AND INCUMBENT DIRECTORS

  As the sole Class I director, Mr. Berube's term expires at the Meeting. If elected at the Meeting, Mr. Berube will serve for a term of three years expiring on the date of the Annual Meeting of Shareholders in 2000 and until his successor has been elected and qualified. Mr. Berube has consented to serve as a director of the Company, and the Board of Directors has no reason to believe that he will be unavailable for service. The terms of the other four directors will continue as indicated above.

  The Board recommends a vote "FOR" the proposed nominee to the Board.

  Set forth below are the names, ages, principal occupation or employment for the past five years, and length of tenure as Company directors of the person nominated as a director and the directors whose terms do not expire at the Meeting. Information regarding their beneficial ownership of shares of the Company's Common Stock is reported in the section entitled "Security Ownership."

NOMINEE FOR CLASS I DIRECTOR

  Denis K. Berube, 54, has been the Chairman of the Board of Directors of Viisage since the Company's incorporation in 1996. He chaired the Advisory Board of the Viisage Technology Division of Lau Technologies since its formation in October 1995. Mr. Berube also serves as Executive Vice President and Chief Operating Officer of Lau Technologies, a position he has held since 1990.

DIRECTORS WHOSE TERMS EXPIRE AT THE 1998 ANNUAL MEETING (CLASS II DIRECTORS)

  Charles J. Johnson, 41, has served as a director of Viisage since its incorporation in May 1996 and earlier served on the Advisory Board of the Viisage Technology Division of Lau Technologies. Mr. Johnson is a principal of the law firm Finnegan, Hickey, Dinsmoor & Johnson, P.C. in Boston, Massachusetts, which serves as counsel to the Company and Lau Technologies.

  Harriet Mouchly-Weiss, 54, has served as a director of Viisage since its incorporation in May 1996 and earlier served on the Advisory Board of the Viisage Technology Division of Lau Technologies. Ms. Mouchly-Weiss founded Strategy XXI Group, an international communications and consulting firm in January 1993 and has served as its managing partner since that time. From 1986 to December 1992, Ms. Mouchly-Weiss was President of GCI International, an international public relations and marketing agency.

DIRECTORS WHOSE TERMS EXPIRE AT THE 1999 ANNUAL MEETING (CLASS III DIRECTORS)

  Peter Nessen, 61, has served as a director of Viisage since its incorporation in May 1996 and earlier served on the Advisory Board of the Viisage Technology Division of Lau Technologies. Mr. Nessen has been Chairman of the Board of NCN Financial Corporation, a private banking firm, since January 1995. From June 1993 through

December 1994, Mr. Nessen was a Dean at Harvard Medical School, responsible for special projects. Mr. Nessen was Secretary of Administration and Finance for the Commonwealth of Massachusetts from January 1991 through May 1993 and managing partner of the consulting practice in the Boston office of BDO Seidman LLP, a public accounting firm, from February 1990 through December 1990.

  Thomas J. Reilly, 58, has served as a director of Viisage since its incorporation in May 1996 and earlier served on the Advisory Board of the Viisage Technology Division of Lau Technologies. Mr. Reilly has been a self-employed financial consultant since December 1994. From June 1966 through November 1994, Mr. Reilly was with Arthur Andersen LLP, a public accounting firm, and became a partner in 1975.

EXECUTIVE OFFICERS

  Executive officers of the Company are elected by the Board of Directors annually and, subject to employment agreements with Messrs. Hughes, Marshall and Wieder, serve until their successors have been duly elected and qualified.

  Robert C. Hughes, 56, is the President and Chief Executive Officer of the Company. Mr. Hughes previously served as President and Chief Executive Officer of the Viisage Technology Division of Lau Technologies, which he joined in August 1995. Mr. Hughes was Vice President, Worldwide Sales and Service, at Data General Corporation, a computer systems vendor, from April 1993 through March 1995. Mr. Hughes was Chief Operating Officer at Bachman Information Systems, a provider of software engineering products and services, from April 1992 to April 1993. He was a senior manager at Digital Equipment Corporation, a computer systems and services vendor, from December 1976 to May 1992, serving as a Corporate Officer and Vice President from 1984 to 1992.

  William A. Marshall, 44, is Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Marshall previously served as Chief Financial Officer of the Viisage Technology Division of Lau Technologies, which he joined in December 1995. From September 1994 through November 1995, Mr. Marshall was an independent consultant, providing general management and financial consulting services. Mr. Marshall was a partner with KPMG Peat Marwick LLP, a public accounting firm, from July 1987 through August 1994. Mr. Marshall is a certified public accountant.

  Thomas J. Colatosti, 49, is Vice President, Operations of the Company, which he joined on December 30, 1996. From February 1995 through December 1996, Mr. Colatosti was President and Chief Executive Officer of CIS, a software and systems integration company. Mr. Colatosti held various finance, sales, and operations positions with Digital Equipment Corporation from 1974 to 1995, serving as Vice President of the Eastern Region from 1993 through 1994 and Vice President of the Federal Systems Division from 1991 to 1993.

  Yona Wieder, 48, is Vice President, Marketing and Sales Worldwide Public Sector of the Company. Mr. Wieder served as a consultant to the Viisage Technology Division of Lau Technologies from its inception through June 1996. He joined the division in July 1996 in his present position. Mr. Wieder was President and a principal of YW Technologies, a management consulting and marketing organization, from September 1994 through June 1996. He was President of Novatech, Inc., a management consulting organization, from May 1991 to September 1994.

  Robert J. Schmitt, Jr., 53, is Vice President, Marketing and Sales Worldwide Commercial Sector of the Company. Mr. Schmitt held the same position with the Viisage Technology Division of Lau Technologies since June 1996. Mr. Schmitt held various positions with Digital Equipment Corporation from 1977 through May 1996, serving as Vice President of Marketing from February 1993 through May 1996 and Manager of Technical Support from June 1991 to February 1993.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

  The Company's Board of Directors (including the Advisory Board of the Viisage Technology Division of Lau Technologies) held nine meetings during 1996, and each director attended 100% of all Board and committee meetings on which he or she served.

  The Board has established a Compensation Committee, Audit Committee and Marketing Committee, all of which are comprised of outside directors. The Compensation Committee, comprised of Mr. Reilly (chair), Ms. Mouchly-Weiss and Mr. Nessen, reviews senior management performance, recommends executive compensation, and administers the Executive Incentive Compensation Plan and 1996 Management Stock Option Plan. The Audit Committee, comprised of Messrs. Nessen (chair) and Reilly, reviews the scope of the Company's internal controls, recommends the selection of the Company's independent public accountants, reviews the scope of the audit with the independent public accountants and reviews the results of the audit. The Marketing Committee, comprised of Ms. Mouchly-Weiss (chair) and Mr. Johnson, reviews and makes recommendations regarding the Company's marketing strategy and plans. The Company does not have a nominating committee of the Board, and the Board of Directors undertakes all nominating functions. During 1996, and including meetings while functioning as the Advisory Board of the Viisage Technology Division of Lau Technologies, the Compensation Committee met once, the Audit Committee met three times, and the Marketing Committee met once.

COMPENSATION OF DIRECTORS

  Cash Compensation. For their service as directors, each director received a retainer of $1,000 per month during 1996 but no additional fees for attending Board or committee meetings. In addition, the Company reimburses directors for their out-of-pocket expenses incurred in connection with any Board or committee meeting.

  Directors' Options. Directors receive option grants under the Company's 1996 Director Stock Option Plan (the "Director Plan"). Under the Director Plan, options to purchase an aggregate of 81,650 shares have been issued which enable each director to purchase 16,330 shares of Common Stock (subject to adjustment as provided in the Director Plan) at an exercise price equal to $2.96 per share. Of those options, options to purchase 1,420 shares vested at the time the Company adopted the Director Plan, and the balance currently vest in equal increments of 4,970 shares on June 17, 1997, 1998, and 1999. On April 22, 1997, the Board voted to amend the Director Plan to permit the Board to amend the vesting schedule for the outstanding nonvested options and to determine a vesting schedule for those options which are to be issued in the future. Subject to shareholder approval of the proposed amendments to the Director Plan described below, the Board intends to change the respective vesting dates of the outstanding options from June 17 in 1997, 1998, and 1999 to the day in those years immediately prior to the date of the shareholders' meeting at which directors are elected. This is intended to make the vesting schedule coincide with a full year of service on the Board.

  On February 1, 1996, Lau Technologies granted the nonqualified options discussed above. The Director Plan was adopted by the Board on June 17, 1996 to effectuate the option grants agreed to by Lau Technologies. The Director Plan was approved by Lau Technologies in its capacity as the Company's sole shareholder following the issuance of the Common Stock to Lau Technologies and prior to the issuance of the Common Stock offered pursuant to the Company's initial public offering.

  The options issued pursuant to the Director Plan are nonqualified options and are thus not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. The Director Plan is administered by the Board of Directors. Subject to shareholder approval at this Meeting, the aggregate number of shares issuable under the Director Plan will be increased from 81,650 shares to 156,650 shares, which will be issued in the discretion of the Board, and the expiration date of the Director Plan will be extended from December 31, 1998 to December 31, 2002 unless terminated earlier in accordance with the Plan. Vesting under the Director Plan ceases when an option holder ceases to serve on the Board. Any future options issued under the Director Plan will have an exercise price equal to the current fair market value of shares of Common Stock on the option grant date. Shares reserved for issuance under an option that is cancelled or terminated, and shares that are used in payment of option exercise prices, will be restored and made available for reissuance of additional options under the Director Plan. The Director Plan does not permit reload options.

  Generally, no taxable income is recognized by the optionholder upon the grant of a nonqualified option. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option price. There may also be other individual tax consequences relating to such options.

  The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee in the year of exercise. Any additional gain or any loss recognized by the shareholder on the subsequent disposition of the purchased shares will be capital gain or loss to the shareholder, and will be a long-term gain or loss if the shares are held for more than one year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee consists of Mr. Reilly (chair), Ms. Mouchly-Weiss, and Mr. Nessen, none of whom are officers or employees of the Company.

SECURITY OWNERSHIP

  The following table sets forth, as of March 24, 1997, the beneficial ownership of Common Stock by all directors, executive officers, all directors and executive officers of the Company as a group, and each person who is known to the Company to own 5% or more of the Company's Common Stock. With respect to persons owning more than 5% of the Company's Common Stock, the Company has relied on documents that Lau Technologies filed with the Securities and Exchange Commission.

                                                            SHARES
                                                         BENEFICIALLY
     NAME AND ADDRESS(1)                                   OWNED(2)   PERCENTAGE
     -------------------                                 ------------ ----------
     Joanna T. Lau (3).................................   5,193,420      64.5%
     Denis K. Berube (4)...............................   5,193,420      64.5%
     Lau Technologies (5)..............................   5,180,000      64.3%
     Robert C. Hughes (6)(7)...........................     193,370       2.4%
     William A. Marshall (6)(8)........................     104,751       1.3%
     Yona Wieder (6)(9)................................     120,126       1.5%
     Robert J. Schmitt, Jr. (6)(10)....................      63,225         *
     Charles J. Johnson (6)(11)........................       3,720         *
     Harriet Mouchly-Weiss (6)(12).....................       6,620         *
     Peter Nessen (6)(13)..............................       7,420         *
     Thomas J. Reilly (6)(14)..........................       3,720         *
     All directors and executive officers as a group (9
      persons) (15)....................................   5,696,372      70.7%

--------
*  Less than one percent
 (1) The address of all persons who are directors or executive officers of the Company is in care of the Company at 30 Porter Road, Littleton, Massachusetts 01460. The address of Ms. Lau and Lau Technologies is in care of Lau Technologies, 30 Porter Road, Littleton, Massachusetts 01460.
 (2) Unless otherwise noted, each person identified possesses sole voting and investment power over the shares owned.
 (3) Consists of 5,180,000 shares held by Lau Technologies, of which Ms. Lau owns approximately 56% of the outstanding capital stock, 6,000 shares owned directly by Ms. Lau, 1,420 shares issuable to Denis K. Berube, the spouse of Ms. Lau, pursuant to stock options, and 6,000 shares owned by Mr. Berube. Ms. Lau disclaims beneficial ownership of the 1,420 issuable shares and the 6,000 shares owned by Mr. Berube.
 (4) Consists of 5,180,000 shares held by Lau Technologies, of which Mr. Berube's spouse owns approximately 56% of the outstanding capital shares, 6,000 shares owned directly by Ms. Lau, 1,420 shares issuable to Mr. Berube pursuant to stock options, and 6,000 shares owned by Mr. Berube. Mr. Berube disclaims beneficial ownership of the shares of Common Stock held by Lau Technologies and the 6,000 shares owned by Ms. Lau.
                                            (Footnotes continued on next page.)

 (5) Includes shares of Common Stock held by Lau Technologies which are subject to certain option rights granted to Lau Technologies' lenders under a revolving credit facility. Lau has issued to affiliates of its lender and a participating lender options to acquire an aggregate of 49,700 shares of the Company's Common Stock held by Lau, with an exercise price equal to 95% of the offering price to the public (after deduction of underwriting commissions and discounts) contained in the registration statement for the Company's second underwritten public offering, if any. These options are only exercisable if the principal outstanding under Lau's facility has reached or exceeded $12.0 million at the time of any such offering. In addition, Lau has granted the holders of such options certain registration rights which apply under certain circumstances in the event any of such options have become eligible for exercise and have been exercised. First, if the Company has qualified to register securities on Form S-3 under the Securities Act, holders of more than 50% of the shares under each of the two lenders' sets of options may request, on one occasion, that the Company file a registration statement on such form for a public offering of all or any portion of such shares. Second, the holders of such option shares have incidental ("piggyback") registration rights with respect to registrations of the Company's securities, pursuant to which holders may request that all or any portion of their option shares be included in a registration statement (other than a registration statement on Form S-4 or S-8 or certain other forms) being filed by the Company for its own account or otherwise. Lau will pay certain expenses incurred by the Company and the holders of option shares in exercising the foregoing registration rights. The lenders' options and attendant registration rights have terms of five years following the expiration of the lock-up period after the public offering on which such options' exercise price is based.
 (6) Represents shares of Common Stock issuable pursuant to stock options. The total number of shares issuable under options granted to Messrs. Hughes, Marshall, Wieder, Schmitt, each director, and all directors and executive officers as a group are 639,000, 213,000, 284,000, 177,500, 16,330, and
     1,395,150, respectively. Thomas Colatosti, Vice President, Operations, joined the Company in December 1996, currently has no options, and is not listed in this table. Two hundred shares are held by Mr. Colatosti's children. Mr. Colatosti disclaims beneficial ownership of those shares, which are not listed in this table.
 (7) Consists of 193,270 shares issuable to Mr. Hughes pursuant to stock options and 100 shares owned by Mr. Hughes' son of majority age living in the same household. Mr. Hughes disclaims beneficial ownership of his son's 100 shares.
 (8) Consists of 101,751 shares issuable pursuant to stock options and 3,000 shares owned directly by Mr. Marshall.
 (9) Consists of 117,126 shares issuable pursuant to stock options and 3,000 shares owned directly by Mr. Wieder.
(10) Consists of 62,225 shares issuable pursuant to stock options and 1,000 shares owned directly by Mr. Schmitt.
(11) Consists of 1,420 shares issuable pursuant to stock options and 2,300 shares owned by Mr. Johnson's wife. Mr. Johnson disclaims beneficial ownership of his wife's 2,300 shares.
(12) Consists of 1,420 shares issuable pursuant to stock options and 5,200 shares owned directly by Ms. Mouchly-Weiss.
(13) Consists of 1,420 shares issuable pursuant to stock options and 6,000 shares owned directly by Mr. Nessen.
(14) Consists of 1,420 shares issuable pursuant to stock options and 2,300 shares owned directly by Mr. Reilly.
(15) Represents shares described in Notes 5 and 7-15.

CERTAIN BUSINESS RELATIONSHIPS

  For the year ended December 31, 1996, the Company paid approximately $236,000 for professional services to the law firm Finnegan, Hickey, Dinsmoor & Johnson, P.C., of which Charles J. Johnson, a Company director, is a principal. Finnegan, Hickey, Dinsmoor & Johnson, P.C. will continue to provide legal services to the Company during 1997.

COMPLIANCE WITH SECTION 16(A)

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who beneficially own more than 10% of a class of the Company's equity securities ("10% holders") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company, if any. Directors, executive officers, and 10% holders are required by SEC regulation to provide the Company with copies of all (S) 16(a) reports that they file.

  Based solely on a review of reports provided to the Company during the year ended December 31, 1996 and written representations that no reports were required, all (S) 16(a) filings requirements applicable to directors, executive officers, and 10% holders for such year were complied with.

EXECUTIVE COMPENSATION

  The following table summarizes compensation for the Chief Executive Officer and other executive officers for 1996. Compensation amounts include amounts for the period the Company was the Viisage Technology Division of Lau Technologies.

                                                    LONG TERM
                                                   COMPENSATION
                                                      AWARDS
                                                   ------------
                                      ANNUAL
                                 COMPENSATION(1)
                          YEAR  ------------------  SECURITIES
   NAME AND PRINCIPAL     ENDED                     UNDERLYING     ALL OTHER
      POSITION(1)         12/31  SALARY  INCENTIVE  OPTIONS (#) COMPENSATION(2)
   ------------------     ----- -------- --------- ------------ ---------------
Robert C. Hughes........  1996  $220,000  $75,000    639,000       $ 15,000
 President and Chief Ex-
 ecutive Officer
William A. Marshall.....  1996  $140,000  $47,000    213,000       $ 79,000(3)
 Vice President, Chief
 Financial Officer
 and Treasurer
Yona Wieder.............  1996  $ 79,000  $27,000    284,000       $163,000(4)
 Vice President, Market-
 ing and Sales
 Worldwide Public Sector
Robert J. Schmitt, Jr. .  1996  $ 87,000  $15,000    177,500       $  4,000
 Vice President, Market-
 ing and Sales
 Worldwide Commercial
 Sector

--------
(1) Mr. Wieder joined the Company on July 1, 1996, Mr. Schmitt joined the Company on June 3, 1996, and Mr. Colatosti joined the Company on December 30, 1996 as Vice President, Operations. Because Mr. Colatosti's compensation in 1996 did not exceed $100,000 and he was not granted any stock options in 1996, he is not listed in the above table.
(2) Amounts include auto allowance, life insurance, and 401(k) plan match, if any.
(3) Amount includes relocation expenses of $66,000.
(4) Amount includes $95,000 of consulting fees and $61,000 of commissions earned by Mr. Wieder for the 1996 period prior to his employment.

STOCK OPTIONS GRANTED DURING 1996

  The following table sets forth information concerning individual grants of stock options made during 1996 to the Company's executive officers. It has not been the Company's policy in the past to grant stock appreciation rights, and no such rights were granted in 1996.

                                       % OF
                                       TOTAL                              POTENTIAL REALIZABLE
                         NUMBER OF    OPTIONS                               VALUE AT ASSUMED
                         SECURITIES   GRANTED                             ANNUAL RATES OF STOCK
                         UNDERLYING     TO     EXERCISE                    PRICE APPRECIATION
                          OPTIONS    EMPLOYEES   PRICE                     FOR OPTION TERM (2)
NAME                     GRANTED (1)  IN YEAR  ($/SHARE) EXPIRATION DATE     5% ($) 10% ($)
----                     ----------  --------- --------  ---------------- ---------------------
Robert C. Hughes........  639,000      47.5     $2.96    February 1, 2006 $1,189,800 $3,014,100
William A. Marshall.....  213,000      15.8     $2.96    February 1, 2006 $  396,600 $1,004,700
Yona Wieder.............  284,000      21.1     $2.96    February 1, 2006 $  528,800 $1,339,600
Robert J. Schmitt,
 Jr. (3)................  177,500      13.2     $4.86    February 1, 2006 $  529,100 $1,334,300

--------
(1) Options were granted under the 1996 Management Stock Option Plan. For each listed officer 71,000 options vested at the initial public offering, except for Mr. Schmitt for whom 35,500 options vested at the initial public offering. Additional options vested under the Plan as of December 31, 1996 are as follows: Mr. Hughes-122,270, Mr. Marshall-30,751, Mr. Wieder-46,126, and Mr. Schmitt-26,725. The terms of the 1996 Management Stock Option Plan are described in the text under "Incentive and Stock Plans."
(2) The assumed rates are compounded annually for the full term of the options.
(3) Mr. Schmitt's options were granted April 15, 1996.

STOCK OPTIONS EXERCISED DURING 1996

  The following table sets forth information concerning stock option exercises during 1996 and outstanding stock options held at the end of 1996 by the Company's executive officers. No stock appreciation rights were exercised or outstanding during 1996.

                                                       NUMBER OF
                                                      SECURITIES          VALUE OF
                                                      UNDERLYING         UNEXERCISED
                                                      UNEXERCISED       IN-THE-MONEY
                                                        OPTIONS            OPTIONS
                           SHARES                     AT 12/31/96      AT 12/31/96 ($)
                         ACQUIRED ON                 EXERCISABLE/       EXERCISABLE/
 NAME                     EXERCISE   VALUE REALIZED  UNEXERCISABLE    UNEXERCISABLE(1)
 ----                    ----------- -------------- --------------- ---------------------
Robert C. Hughes........      --           --       193,270/445,730 $2,230,336/$5,143,724
William A. Marshall.....      --           --       101,751/111,249 $1,174,207/$1,283,813
Yona Wieder.............      --           --       117,126/166,874 $1,351,634/$1,925,726
Robert J. Schmitt, Jr...      --           --        62,225/115,275 $ 599,849/$ 1,111,251

--------
(1) Based on the $14.50 closing price of the Company's Common Stock on December 31, 1996 on the NASDAQ National Market System minus the respective option exercise price.

EMPLOYMENT AGREEMENTS

  Viisage has employment agreements with Messrs. Hughes, Marshall, and Wieder. The agreements are substantially similar, varying principally in each executive officer's respective title and position and in his respective compensation level, which in each case includes annual salary, discretionary incentive compensation pursuant to the Company's Executive Incentive Compensation Plan and certain health, pension and other benefits (including stock option awards). The employment agreements expire on February 1, 2001, subject to early termination in the event of death or disability of the executive officer or as otherwise provided therein. The employment agreements also have two year renewal options. The Company may terminate the executive officer's employment with or without "cause" (as defined therein), but in the event such termination is without "cause" the executive officer will be entitled to receive severance pay at the current salary and incentive compensation levels for two years, in the case of Mr. Hughes, and one year in the cases of Messrs. Marshall and Wieder. In addition, the executive officer may terminate his employment in the event of the Company's "non-performance" (as defined in the agreements), and will be entitled to the severance described above in the event of such a termination. The agreements also contain non-competition provisions which generally survive two years beyond the executive officer's termination.

INCENTIVE AND STOCK PLANS

 Executive Incentive Compensation Plan

  The Company currently maintains an Executive Incentive Compensation Plan for its executive officers and other key employees of the Company to motivate members of the Company's management team. Each participant in the Executive Incentive Compensation Plan may receive a percentage of his or her base salary based upon the Company's and each participant's individual performance, as determined by success in meeting established goals approved by the Chief Executive Officer, for individual goals, or the Board of Directors, for Company goals. The Compensation Committee administers the Plan.

 1996 Management Stock Option Plan

  On February 1, 1996, Lau Technologies granted nonqualified options to acquire up to an aggregate 1,167,950 shares of the Company's Common Stock, at an exercise price of $2.96 per share, to eight key employees in its Viisage Technology Division. On April 15, 1996, Lau Technologies granted nonqualified options to acquire up to an additional 177,500 shares of the Company's Common Stock, at an exercise price of $4.86 per share, to a ninth key employee of its Viisage Technology Division. The 1996 Management Stock Option Plan described below (the "Option Plan") was adopted by the Board of Directors in June 1996 to effectuate the option grants agreed to by Lau above and for the purpose of providing executive officers and key personnel an opportunity to have an ownership interest in the Company. The Option Plan was approved by Lau in its capacity as the Company's sole shareholder following the issuance of the Common Stock to Lau and prior to the issuance of the Common Stock offered pursuant to the Company's initial public offering.

  Depending on the recipient, options vested at the initial public offering for as few as none or as much as one-third of the total number of option shares. The balance of option shares vest in seven years, subject to acceleration in benchmark increments based on each $1.0 million increase in the current value of the Company's Common Stock over a base value of $21.0 million (or, with respect to the options granted April 15, 1996, $34.5 million), as measured (i) at each year end, (ii) upon a sale or change in control of the Company, or (iii) in the event of a termination (or constructive termination) of the option holder as an employee without cause, as of the end of the Company's most recent fiscal quarter immediately before such termination.

  The Option Plan is administered by the Compensation Committee of the Board of Directors, which currently consists of Mr. Reilly (chair), Ms. Mouchly-Weiss, and Mr. Nessen. A total of 1,356,100 shares of Common Stock are reserved for issuance under the Option Plan. Options under the Plan may be either (a) "incentive options" under (S) 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or (b) options that do not qualify under (S) 422 of the Code ("nonqualified options"). The Option Plan will remain in effect indefinitely (except in the case of incentive options, for which the Plan will expire in ten years), unless earlier terminated by the Board of Directors in accordance with the Option Plan's terms.

  Officers and key employees of the Company, but not directors, are eligible to receive options under the Option Plan. The exercise price of incentive options under the Option Plan may not be less than the fair market value of the underlying shares on the date of grant, except in the case of incentive options granted to holders of 10% or more of the total combined voting power of the Company, in which case the exercise price may not be less than 110% of such fair market value. The exercise price of nonqualified options is to be determined by the Compensation Committee at the time of option issuance.

  Each option under the Option Plan will have a term not to exceed ten years, except in the case of incentive options granted to holders of 10% or more of the total combined voting power of the Company, with respect to which the term may not exceed five years. The Compensation Committee will determine the vesting schedule with respect to any grant of options. All options are subject to adjustment in certain events.

  The Option Plan may be amended from time to time by the Board of Directors, subject to the rights of previously issued options, except that any such amendment will require shareholder approval in certain circumstances.

  Shares reserved for issuance under an option that is cancelled or terminated, and shares that are used in payment of option exercise prices, will be restored and made available for reissuance of additional options under the Option Plan. The existing options contain reload option features.

 401(k) Plan

  The Company participates in the Lau Technologies 401(k) plan and pays its proportionate share of plan expenses based on the number of participants. The plan permits pre-tax contributions by participants of up to 15% of base compensation or the statutory limit ($9,500 in 1996). The Company may make discretionary matching contributions of up to 3% of base compensation. Participants are fully vested in their contributions and vest 20% per year in employer contributions.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Company's Board of Directors (the "Committee") is responsible for establishing and managing compensation policies for the Company's executive officers and for making decisions about awards under certain of the Company's stock-based compensation plans in satisfaction of the Securities Exchange Act Rule 16b-3. Each Committee member is an outside director within the meaning of Rule 16(b) of the Securities Exchange Act of 1934, as amended, and (S) 162(m) of the Internal Revenue Code. This report outlines the Company's compensation policies for the Chief Executive Officer and executive officers other than the Chief Executive Officer (collectively, the "executive officers").

  The Committee's compensation policies provide compensation opportunities that are comparable to those for similarly situated executives in comparable companies. These compensation policies are designed to reward executives based on their contributions to the Company's success with respect to shareholder value creation and to ensure the Company's ability to attract and retain qualified executives. The principal elements of compensation employed by the Committee to meet these objectives are base salaries, cash incentive opportunities, and stock options.

  In making its decisions, the Committee considers a range of factors it believes to be relevant, including the Company's pay levels relative to competitive norms, the Company's achievements over the past year, the individual's contributions to the Company's success, and the roles and responsibilities of each executive.

  Compensation levels and incentive opportunities are designed to generally reflect median levels of competitive compensation for executives with corresponding responsibilities in comparably sized peer firms, and are periodically adjusted to meet this objective. The actual level of compensation earned by each executive will vary according to the success of the Company and the performance of the individual.

  The Committee assesses the competitiveness of the Company's total compensation program and uses the services of an outside compensation consultant as needed. External comparisons are made to data drawn from a number of sources, including the publicly available disclosures of selected peer firms and national compensation surveys of technology firms of similar size and complexity. The Committee is currently evaluating long-term incentive alternatives for management and employees.

  In determining the appropriateness of executive base salary levels, the Committee annually considers external competitiveness, the roles and responsibilities of the individual, the internal equity of pay relationships, and the contributions of the individual to the Company's success.

  The Committee manages an Executive Incentive Compensation Plan, described in the text above, under which awards are linked to the achievement of predetermined financial goals such as earnings and revenue growth, as well as individual objectives. The Committee assigns performance measures annually on the basis of the Company's key objectives. All executive officers are eligible to participate in this program.

  All options granted to executive officers have an exercise price equal to the fair market value of the stock on the date of the grant, implying that no compensation can be earned under this element unless shareholder value is created, and vesting requirements that are linked to the achievement of predetermined levels of market capitalization or to an extended service requirement. In determining the magnitude of the awards, the Committee considers the challenge associated with achieving the performance vesting requirements, competitive norms, and the roles, responsibilities, and prior performance of the individual. All executive officers, including the Chief Executive Officer, are eligible to participate in this program.

  In establishing the initial stock option grants to certain of the executive officers, including the Chief Executive Officer, prior to its spinoff from Lau Technologies, it was determined that it was in the interest of shareholders to make meaningful and significant grants, and to link their vesting to either the achievement of predetermined levels of market capitalization or to extended, more than competitive, service requirements. This approach is designed to ensure that gains accruing to the executive officers will be consistent with significant increases in shareholder value.

  Compensation for 1996 generally reflects levels required to attract new executives to the Company. Following its annual review of compensation after the close of 1996, the Committee determined that the base salaries for certain of the executive officers were less than the competitive norm and made adjustments accordingly.

  Short-term incentive compensation earned by all executive officers for 1996 was determined in conjunction with the Committee's assessment of the Company's performance with respect to earnings expectations and to individual achievements. The amounts are listed in the table above entitled "Executive Compensation."

                                          COMPENSATION COMMITTEE

                                          Thomas J. Reilly, Chairman

                                          Harriet Mouchly-Weiss

                                          Peter Nessen

PERFORMANCE GRAPH

  Pursuant to Securities and Exchange Commission regulations, the Company has included in this Proxy Statement the following performance graph comparing cumulative returns for the Company's Common Stock with a broad-based market index, the NASDAQ Composite index, and a nationally recognized industry standard, the Russell 2000. This graph covers the period from the time the Company went public on November 8, 1996 through December 31, 1996. Shares of the Company's Common Stock were initially offered on November 8, 1997 at $10.50 per share. The performance graph does not reflect any prediction of future performance of the Company's stock.

                             [GRAPH APPEARS HERE]

                    COMPARISION OF NOVEMBER-DECEMBER 1996
              CUMULATIVE TOTAL RETURN AMONG VIISAGE TECHNOLOGY,
                  THE NASDAQ COMPOSITE, AND THE RUSSELL 2000

                          11/8/96              11/29/96           12/31/96
VIISAGE                    $100                 $105.00            $107.00
--------------------------------------------------------------------------------
NASDAQ COMPOSITE           $100                 $103.00            $103.00
--------------------------------------------------------------------------------
RUSSELL 2000               $100                 $103.00            $105.00
--------------------------------------------------------------------------------

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Prior to its incorporation in Delaware on May 23, 1996 and the November 1996 initial public offering, the Company operated as the Viisage Technology Division of Lau Technologies. On November 6, 1996, Lau transferred substantially all of the assets and liabilities of its Viisage Technology Division to Viisage in exchange for shares of Viisage Common Stock.

  Under the terms of the Asset Transfer Agreement between the Company and Lau, on November 6, 1996, the Company issued to Lau 5,680,000 shares of Common Stock (comprising all of the outstanding Common Stock other than the shares sold in the initial public offering) in exchange for substantially all of the assets and business formerly constituting the Viisage Technology Division of Lau. In connection with this transaction, the Company agreed to assume substantially all the obligations and liabilities of Lau relating to the Viisage Technology Division. Each party has covenanted not to compete with the other for ten years. The Company's obligation not to compete with Lau is limited to the field of federal access control as defined in the Asset Transfer Agreement.

  Prior to the closing of the Asset Transfer Agreement, the Company was included in Lau's tax returns, but, for accounting purposes, income taxes were recorded as if the Company had filed its own separate tax returns. The Company will now file its own tax returns.

  The Company also entered into a License Agreement with Lau (the "License Agreement"), which became effective on November 6, 1996, pursuant to which Lau granted Viisage an exclusive, perpetual, irrevocable, paid-up, royalty-free, worldwide license (with sublicensing rights) for all of the technology relating to the Viisage Technology Division. Such license does not allow the Company to use the technology in the federal access control field. Lau has retained the right to use such technology solely in the federal access control field. The licensed rights include all of Lau's technologies relating to the SensorMast, the Visual Inspection System and facial recognition technology developed by Lau. In addition, under the terms of the License Agreement, Lau must disclose and provide to Viisage improvements to the licensed technology and Viisage must disclose and provide to Lau modifications it makes to the licensed technology for use in federal access control without any additional charge.

  In connection with the asset transfer described above, the Company and Lau entered into an Administration and Services Agreement (the "Services Agreement") for the purpose of defining their ongoing relationships. Under the Services Agreement, Lau provides certain general accounting, data processing, payroll, human resources, employee benefits administration, and certain executive services to the Company. The Services Agreement requires the Company to pay a monthly fee based on the estimated actual cost of such services and permits the Company to terminate selected services upon 30 days' written notice. The annual fee for such services is approximately $660,000 and will be revised if the level of services is changed.

  The Company and Lau also entered into a Use and Occupancy Agreement relating to the Company's use of certain office space for its corporate headquarters. The Use and Occupancy Agreement requires the Company to pay its proportionate share of the cost of shared facilities and office services including rent, insurance, property taxes, utilities, and other operating expenses, based on square footage or equipment utilized. In February 1997, the Company and Lau moved to larger facilities and extended the Use and Occupancy Agreement through February 2002. The annual fee for facilities and services is approximately $500,000 and will be revised for changes in operating expenses. The amount for 1996 was approximately $220,000.

  The Company from time to time has purchased or contracted for, and will likely continue to purchase or contract for, certain system components and the services of technical personnel from Lau.

          PROPOSAL 2 -- AMENDMENTS TO 1996 DIRECTOR STOCK OPTION PLAN

  The 1996 Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors on June 17, 1996 to provide directors with an opportunity to have an ownership interest in the Company and further align the directors' interests with the long-term interests of the shareholders. The Director Plan was approved by Lau Technologies in its capacity as the Company's sole shareholder just prior to the Company's initial public offering.

  The Director Plan is administered by the Board of Directors, and on April 22, 1997 the Board voted, subject to shareholder approval at this Meeting, to amend the Director Plan as follows: to increase the number of shares reserved for issuance thereunder from 81,650 shares to 156,650 shares; to permit the Board to determine and amend the vesting schedule for all options issued and issuable under the Director Plan; and to extend the expiration date of the Director Plan from December 31, 1998 to December 31, 2002. The proposed changes make additional shares available for issuance under the Director Plan, allow the Board to determine appropriate vesting provisions for future option grants, and permit the vesting schedule for certain outstanding options to coincide with a full year of service on the Board.

  See "Compensation of Directors" for further information about the Director
Plan.

  The Board recommends a vote "FOR" approval of Proposal 2.

                  PROPOSAL 3 -- RATIFICATION OF SELECTION OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has selected the accounting firm of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1997. Arthur Andersen LLP has served in this capacity since 1996.

  Arthur Andersen representatives are expected to be present at the Annual Meeting and available to respond to appropriate questions. They will have an opportunity to make a statement if they desire to do so.

  Shareholder ratification of the selection of Arthur Andersen LLP is not required by the Company's By-laws or otherwise. The Board of Directors, however, is submitting the selection of Arthur Andersen LLP to the shareholders as matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain such firm. Even if the selection is ratified, the Audit Committee and the Board, in their discretion, may direct the appointment of a different independent public accounting firm at any time during the year if they determine that such a change would be in the best interest of the Company and its shareholders.

  The Board recommends a vote "FOR" the ratification of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1997.

NO OTHER MATTERS

  The Board of Directors does not know of any matters which will be brought before the Meeting other than those matters specifically set forth in the Notice of the 1997 Annual Meeting of Shareholders. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed proxy card, or their substitutes acting thereunder, will vote on such matter in accordance with their best judgment.

SHAREHOLDER PROPOSALS

  Shareholder proposals intended to be presented at the 1998 Annual Meeting must be received by the Company for inclusion in the Company's Proxy Statement and proxy card relating to that meeting between January 22, 1998 and March 9, 1998.

SOLICITATION EXPENSES

  The Company will bear the cost of this solicitation. Solicitation will be made primarily by mail, but directors, officers, and employees of the Company may solicit proxies in person or by telephone or telecopy. The Company will request brokers, nominees, custodians, and fiduciaries to forward solicitation materials to obtain voting instructions from beneficial owners and will reimburse such parties for their reasonable expenses in connection therewith. In addition, the Company retains Boston EquiServe as its transfer agent who assists in the distribution of proxies.

INCORPORATION BY REFERENCE

  To the extent that this Proxy Statement has been specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Board Compensation Committee Report on Executive Compensation" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

OTHER DOCUMENTS

  UPON WRITTEN REQUEST BY ANYONE WHO IS A SHAREHOLDER AS OF THE RECORD DATE, THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K. Such written request should be sent to the attention of the Chief Financial Officer, Viisage Technology, Inc., 30 Porter Road, Littleton, MA 01460.

                                                                      1576-PS-97

                                                                      APPENDIX A
                                                                      ----------

                           VIISAGE TECHNOLOGY, INC.
                       1996 DIRECTORS STOCK OPTION PLAN
                       --------------------------------

Section 1 -- Purpose

     The purpose of this 1996 Directors Stock Option Plan (the "Plan") is to increase the proprietary interest of non-employee members of the Board of Directors (the "Board") of Viisage Technology, Inc., a Delaware corporation (the "Company"), in the continued success of the Company, and to provide them with an incentive to continue to serve as directors. All options issued pursuant to the Plan shall be nonstatutory options which are not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

Section 2 -- Effective Date

     The Plan became effective as of June 17, 1996, the date as of which it was adopted by the Board (the "Effective Date").

Section 3 -- Stock Subject to the Plan

     Options issued under this Plan shall be exercisable for the Company's common stock. The number of shares that may be issued under this Plan shall not exceed in the aggregate one hundred fifty-six thousand six hundred fifty (156,650) shares of the common stock, $.001 par value, of the Company (the "Shares") authorized on the Effective Date, subject to adjustment as provided in Sections 9 and 10 below. Any Shares subject to an option which for any reason expires or is terminated as to such Shares may again be the subject of an option under this Plan. In addition, any Shares purchased by an optionee upon exercise of an option under this Plan that are subsequently repurchased by the Company pursuant to the terms of such option, and Shares tendered as payment for Shares upon exercise of an option under this Plan, may again be the subject of an option under the Plan. The Shares delivered upon exercise of options under this Plan may, in whole or in part, be either authorized but unissued Shares or issued Shares reacquired by the Company.

Section 4 -- Administration

     This Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall have full power to construe and interpret the Plan and to establish, amend and rescind rules and regulations for its administration. Any decisions made with respect thereto shall be final and binding on the Company, the optionee and all other persons. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan.

Section 5 -- Eligible Participants

     For so long as Shares are available for issuance pursuant to the provisions of this Plan, individuals who become directors of the Company and who are not employees of the Company

("Non-Employee Directors") shall be eligible to participate in the Plan. Each Director to whom options are issued hereunder shall be a participant ("Participant") under the Plan.

Section 6 -- Duration of Plan

     This Plan shall remain in effect until December 31, 2002, unless terminated earlier pursuant to Paragraph 13 hereof. Options that are issued on or before the date of this Plan's termination shall remain exercisable in accordance with their respective terms after the termination of the Plan.

Section 7 -- Issuance of Options

     Options available for issuance under this Plan shall be issued in the discretion of the Board.

Section 8 -- Terms and Conditions of Options

     Options issued under this Plan shall be evidenced by written instruments in such form not inconsistent with this Plan as the Board shall approve from time to time, which instruments shall evidence the following terms and conditions:

     (a) Price. The exercise price of an option issued on or before the date when the Company first shall have effectively registered Shares for public offering under the Securities Act of 1933, as amended, shall be $2.96 per Share, and the exercise price of an option issued after such date shall be 100% of the fair market value per Share on the date the option is issued. For purposes of the foregoing, "fair market value" of a share of stock on any date shall mean the closing price on NASDAQ (or, if the Company's common stock is not traded on NASDAQ, on the principal exchange on which the Company's stock then is publicly traded) as of the date of issuance, or if the date of issuance is not a business day, as of the last business day for which prices are available prior to the date of issuance.

     (b) Number of Shares. Each option agreement shall specify the number of Shares to which it pertains, pursuant to Section 7.

     (c) Vesting. Each option issued under the Plan shall vest and be exercisable in accordance with the schedule determined by the Board and set forth in the written instrument evidencing the Options issued hereunder, subject to adjustment as provided in Section 9 and 10 below. Such schedule may be amended by mutual agreement of the Board and the optionee. In the event that the Participant ceases to be a director of the Company for any reason prior to the time a Participant's option becomes fully exercisable, the option will terminate with respect to the Shares as to which the option is not then vested and exercisable and all rights of the Participant to such Shares shall terminate without further obligation on the part of the Company. In the event that the Participant ceases to be a director of the Company after his or her option has become exercisable in whole or in part, such option shall remain exercisable in whole or in part, as the case may be, in accordance with the terms hereof.

     (d) Notice of Exercise and Payment. An option shall be exercisable only by delivery of a written notice to the Company's Treasurer or any other officer of the Company designated by the Board to accept such notices on its behalf, specifying the number of Shares for which it is exercised. If said Shares are not at that time effectively registered under the Securities Act of 1933, as amended, the optionee shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that the Shares are being purchased for the optionee's own account for investment and not with a view to distribution. Payment shall be made in full at the time the option is exercised. Payment shall be made by (i) cash; (ii) by check; (iii) subject to
Section 12(c) hereof, by delivery and assignment to the Company of Shares previously owned by the optionee for one year or more and having a value equal to the Option price; (iv) if permitted by applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of unrestricted Shares acquired upon exercise to pay for all of the Shares so acquired and any tax withholding obligation resulting from such exercise, and an authorization to the broker or selling agent to pay that amount to the Corporation; or (v) by a combination of (i), (ii), (iii) and (iv). The value of the Company stock for purposes of the foregoing clause (iii) shall be its fair market value as of the date the Option is exercised, as determined in accordance with procedures to be established by the Board.

     (e) Expiration. Options issued under the Plan shall expire ten years from the date on which the option is issued, unless terminated earlier in accordance with the Plan; provided, however, that the vested portion of any unexpired option in effect on the date of a Participant's death or disability shall expire one year from the date of the Participant's death or disability (whether or not this period ends after the stated expiration of the exercise period).

     (f) Rights as Shareholder. No optionee shall have any rights as a shareholder with respect to any Share covered by any option until the purchase thereof.

     (g) Non-Transferability. No option shall be transferable by the optionee otherwise than by will or the laws of descent or distribution, and each option shall be exercisable during the optionee's lifetime only by the optionee. Notwithstanding the foregoing (but in the case of an optionee that is subject to Section 16 of the Exchange Act, only to the extent consistent with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision, as applicable to the Company at the time ("Rule 16b-3"), or other rules under Section 16 of the Exchange
Act), such option may be transferred pursuant to an order that would constitute a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

     (h) The instruments evidencing options may be in the form of agreements to be executed by both the optionee and the Company or certificates, letters or similar instruments, which need not be executed by the optionee but acceptance of which will evidence agreement to the terms of the issuance.

Section 9 -- Stock Dividends; Stock Splits; Stock Combinations; Recapitalization

     In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution with respect to holders of the Company's common stock other than normal cash dividends, automatic adjustment shall be made in the number and kind of shares as to which outstanding options or portions thereof then unexercised shall be exercisable and in the available shares set forth in Section 3 hereof, to the end that the proportionate interest of the option holder shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share. Automatic adjustment shall also be made in the number and kind of shares subject to options subsequently issued under the Plan.

Section 10 -- Merger; Sale of Assets; Dissolution

     In the event of a change of the Company's common stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, or the formation of a holding company, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares then subject to options issued hereunder or unexercised portions thereof and the price per share thereof shall be appropriately adjusted to the end that the proportionate interest of the option holder shall be maintained as before the occurrence of such event. If the Company shall be a party to a merger or a similar reorganization after which the Company will not survive, or if there will be a sale of substantially all the common stock of the Company or a sale of all or substantially all of the assets of the Company, then to the extent permitted by Rule 16b-3, the options under this Plan automatically shall be terminated, assumed by the successor corporation or repurchased by the Company or its successor to the same extent, and on the same terms, as are approved for options for the Company's Common Stock issued under the Company's 1996 Management Stock Option Plan or the then-existing successor plan thereto, and otherwise will terminate upon such merger, reorganization or sale. Despite the foregoing, no such adjustment shall be made which would, within the meaning of any applicable provisions of the Internal Revenue Code of 1986, as amended, constitute a modification, extension or renewal of any Option or a grant of additional benefits to any optionee.

Section 11 -- No Right to Reelection

     Nothing in the Plan shall be deemed to create any obligation on the part of the Board or standing Committee thereof to nominate any Director for reelection by the Company's stockholders, nor confer upon any Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

Section 12 -- Regulatory Compliance and Listing

  (a) The issuance or delivery of any shares of stock subject to exercisable Options hereunder may be postponed by the Board for such period as may be required to comply with any applicable requirements under the Federal securities laws, any applicable listing requirements of NASDAQ or any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof would constitute a violation of any provision of any law or of any applicable regulation of any governmental authority, NASDAQ or any national securities exchange.

  (b) Should any provision of this Plan require modification or be unnecessary to comply with the requirements of Section 16 of and Rule 16b-3 under the 1934 Act, the Board may waive such provision and/or amend this Plan to add to or modify the provisions hereof accordingly.

  (c) Any election made by an optionee then subject to Section 16 of the Exchange Act to make payment of any portion of an option price with Shares shall be subject to any then-applicable requirements of Rule 16b-3 and other applicable rules under Section 16 of the Exchange Act.

Section 13 -- Amendment and Termination

     The Board shall have the right to amend, modify or terminate the Plan at any time and from time to time; provided, however, that unless required by law, no such amendment or modification shall affect any right or obligation with respect to any option theretofore issued. In addition, no such amendment or modification shall be made without previous approval by the stockholders where such approval is necessary to satisfy, nor shall any amendment or modification be made at a time when the same would violate, any then-applicable requirements of federal securities laws (including without limitation Rule 16b-3), the Code or rules of NASDAQ or any stock exchange on which the Company's common stock is listed.

                                  DETACH HERE                              VSG 1


                           VIISAGE TECHNOLOGY, INC.
                                30 PORTER ROAD
                        LITTLETON, MASSACHUSETTS 01460

P                 PROXY SOLICITED BY THE BOARD OF DIRECTORS
                         OF VIISAGE TECHNOLOGY, INC.
R                FOR THE 1997 ANNUAL MEETING OF SHAREHOLDERS

O        The undersigned hereby appoints as proxies Robert C. Hughes, William A.
     Marshall, and Jeffrey A. Levinson, and each of them or such other persons
X as the Board of Directors of Viisage Technology, Inc. (the "Company") may designate, with full power of substitution. The undersigned hereby
Y authorizes the above-appointed proxies to represent and to vote, as designated on the reverse side, all shares of common stock of the Company held of record by the undersigned on March 24, 1997 at the 1997 Annual Meeting of Shareholders to be held on May 21, 1997 and any adjournments thereof.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED FOR THE PERSON NOMINATED AS DIRECTOR, FOR PROPOSALS TWO AND THREE, AND IN ACCORDANCE WITH THE PROXYHOLDERS' DISCRETION RESPECTING ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

         PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY.

                                                               -------------
                                                                SEE REVERSE
                  CONTINUED AND TO BE SIGNED ON RESERVE SIDE       SIDE
                                                               -------------

                                  DETACH HERE                              VSG 1

     Please mark
[X]  votes as in
     this example.


1. Election of Director
NOMINEE: Denis K. Berube


                 FOR           WITHHELD
                 [ ]              [ ]



2. Approve amendments to the Company's
   1996 Director Stock Option Plan.
                                              FOR     AGAINST    ABSTAIN
                                              [ ]       [ ]        [ ]


3. Ratify the selection of Arthur
   Andersen LLP as the Company's
   independent public accountants.
                                              [ ]       [ ]        [ ]


                                          MARK HERE FOR ADDRESS
                                          CHANGE AND NOTE AT LEFT  [ ]



Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians, or other fiduciaries should give full title as such. If signing for a corporation, please sign the full corporate name by a duly authorized officer.


Signature________________________________________  Date _______________

Signature________________________________________  Date _______________